UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)
October 2, 2020

COMMERCIAL VEHICLE GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34365	41-1990662
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
7800 Walton Parkway, New Albany, Ohio 43054
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(614) 289-5360
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:
Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CVGI	The Nasdaq Global Select Market
Rights to Purchase Series B Junior Participating Preferred Stock		The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Chief Accounting Officer

(b)(c) On October 2, 2020, Commercial Vehicle Group, Inc. (the “Company”) appointed Christopher H. Bohnert as Chief Financial Officer and Chief Accounting Officer effective Monday, October 19, 2020. At that time, Edmond S. Carney, the Interim Chief Financial Officer and Interim Chief Accounting Officer will cease serving as Interim Chief Financial Officer and Interim Chief Accounting Officer.

Mr. Bohnert, 54, has more than 25 years of global financial leadership experience across a wide range of industries. Mr. Bohnert was previously with Calumet Specialty Products Partners, L.P. where he served as Chief Accounting Officer and subsequently Chief Financial Officer for Finished Lubricants & Chemicals, from 2017 to October 2020. Prior to that, Mr. Bohnert served as Chief Accounting Officer of Titan International, Inc. from 2015 to 2017. From 2013 to 2015, Mr. Bohnert served as Chief Financial Officer of Silgan Plastics Corporation. From 2005 to 2012, Mr. Bohnert was Chief Financial Officer of AB Mauri Fleischmann’s. Mr. Bohnert began his career in public accounting at KPMG LLP. Mr. Bohnert holds a Bachelor of Science degree in Business Administration, Economics, and Accountancy from the University of Missouri, and a Master of Science in Accountancy from the University of South Carolina. Mr. Bohnert is also a Certified Public Accountant (Inactive status).

There are no family relationships between Mr. Bohnert and any of the directors and executive officers of the Company, nor are there transactions in which Mr. Bohnert has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As part of Mr. Bohnert’s appointment as Chief Financial Officer and Chief Accounting Officer, the compensation committee of the board of directors approved compensation for Mr. Bohnert, which will consist of a base salary of $400,000, an annual bonus under the Company’s annual bonus plan as may be in effect from time to time, and a signing incentive award valued at $400,000 denominated in the form of an initial vested stock grant valued at $250,000 on or about November 2, 2020, and a second vested stock grant valued at $150,000 on or about March 15, 2021. The Company also agreed to reimburse Mr. Bohnert for documented, reasonable and customary relocation expenses up to $135,000. Mr. Bohnert will also receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the term of his employment for which employees are generally eligible and will be eligible to receive annual incentive awards under the Company’s 2020 Equity Incentive Plan. The foregoing description of the terms of the offer to Mr. Bohnert is not complete, and is qualified in its entirety by reference to the full text of Mr. Bohnert’s offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The terms of Mr. Bohnert’s employment will be set forth in an agreement between Mr. Bohnert and the Company.

Item 8.01. Other Events.

On October 5, 2020, the Company issued a press release announcing the appointment of Chief Financial Officer and Chief Accounting Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter of Christopher Bohnert.
99.1	Press Release issued by the Company on October 5, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMMERCIAL VEHICLE GROUP, INC.
By:    /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: General Counsel
October 5, 2020